PURCHASE ORDER PURCHASE ORDER #: ORDER DATE: ORDERED BY: PHONE NUMBER: DELIVERY DATE: PROJECT TYPE: PAYMENT TERM PURCHASING SUPPLIER REF #: SUPPLIER FAX: SUPPLIER TEL: SUPPLIER NO: Salt Lake City UT 84104-4649 US 4752 W California Ave Ste B400 WIRELESS ADVANCED VEHICLE ELECTRIFI SUPPLIER INFORMATION: SHIPPING INSTRUCTIONS: SHIP MERCHANDISE TO: INVOICE TO: Line Description Item # Dept Quantity UoM Delivery Date Unit Price Total Amt BATTERY CHARGERS LOG #N/A CAPITAL PO "Invoice Requirements: Total net value excluding tax USD Page 1 of 2

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